AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT

Amendment No. 8 (this “Amendment No. 8”), dated as of September 24, 2018, by and between Atlantic Shareholder Services, LLC, a Delaware limited liability company (“Atlantic”), and The Advisors’ Inner Circle Fund III, a statutory trust organized under the laws of the State of Delaware (the “Trust”).

W I T N E S S E T H :

WHEREAS, effective as of August 18, 2015, Atlantic and the Trust entered into a Transfer Agency Services Agreement (the “Original Agreement”);

WHEREAS, the Original Agreement was amended pursuant to an Amendment, dated as of November 3, 2015, Amendment No. 2, dated as of October 1, 2016, Amendment No. 3, dated as of February 22, 2017, Amendment No. 4, dated as of May 3, 2017, Amendment No. 5 dated as of July 1, 2017, Amendment No. 6 dated as of September 20, 2017, and Amendment No. 7 dated as of February 23, 2018 (the Original Agreement, as amended, the “Agreement”);

WHEREAS, pursuant to Section 15(a) of the Agreement, each of Atlantic and the Trust desires that the Agreement be amended in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

Section 2. Amendment of Appendix A. Appendix A to the Agreement is amended and restated to read in its entirety as set forth in the Appendix A attached hereto.

Section 3. Agreement as Amended. The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended hereby and this Amendment No. 8 shall be effective as of the date first above written.

Section 4. Full Force and Effect. If any term, provision, covenant or restriction of this Amendment No. 8 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 8, and the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5. Governing Law. This Amendment No. 8 shall be deemed to be a contract made under the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

Section 6. Execution in Counterparts. This Amendment No. 8 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 7. Ratification, Adoption and Approval. In all respects not inconsistent with the terms and provisions of this Amendment No. 8, the Agreement is hereby ratified, adopted, approved and confirmed.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ATLANTIC SHAREHOLDER SERVICES, LLC

By:	/s/ Christopher Koons
Name: Christopher Koons
Title: Senior Vice President

THE ADVISORS’ INNER CIRCLE FUND III

By:	/s/ James Bernstein
Name: James Bernstein
Title: Vice President & Assistant Secretary

APPENDIX A: FUNDS OF THE TRUST

Fund Name	Class Name	CUSIP	Symbol	Applicable Fee Schedule
PineBridge Dynamic Asset Allocation Fund	Institutional Class Shares Investor Servicing Shares	0077IX575 0077IX567	PDAIX PDAVX	Schedule A
Chiron Capital Allocation Fund	Class I Shares	0077IX583	CCAPX	Schedule A
Chiron SMid Opportunities Fund	Class I Shares	00774Q403	CSMOX	Schedule A
Chilton Strategic European Equities Fund	Institutional Class Shares	00771X435	CHEUX	Schedule B
BNP Paribas AM Absolute Return Fixed Income Fund	Institutional Shares	00771X385	BNPFX	Schedule A
BNP Paribas AM Absolute Return Fixed Income Fund	Investor Shares	00771X377	BNPGX	Schedule A
BNP Paribas AM Absolute Return Fixed Income Fund	Retail Shares	00771X369	BNPHX	Schedule A
BNP Paribas AM Global Inflation-Linked Bond Fund	Institutional Shares	00771X351	BNPIX	Schedule A
BNP Paribas AM Global Inflation-Linked Bond Fund	Investor Shares	00771X344	BNPJX	Schedule A
BNP Paribas AM Global Inflation-Linked Bond Fund	Retail Shares	00771X336	BNPKX	Schedule A
BNP Paribas AM Emerging Markets Debt Fund	Institutional Shares	00771X328	BNPLX	Schedule A
BNP Paribas AM Emerging Markets Debt Fund	Investor Shares	00771X310	BNPMX	Schedule A

BNP Paribas AM Emerging Markets Debt Fund	Retail Shares	00771X294	BNPNX	Schedule A
BNP Paribas AM Emerging Markets Equity Fund	Institutional Shares	00771X286	BNPOX	Schedule A
BNP Paribas AM Emerging Markets Equity Fund	Investor Shares	00771X278	BNPPX	Schedule A
BNP Paribas AM Emerging Markets Equity Fund	Retail Shares	00771X260	BNPQX	Schedule A
BNP Paribas AM MBS Fund	Institutional Shares	00771X252	BNPRX	Schedule A
BNP Paribas AM MBS Fund	Investor Shares	00771X245	BNPSX	Schedule A
BNP Paribas AM MBS Fund	Retail Shares	00771X237	BNPTX	Schedule A
BNP Paribas AM U.S. Small Cap Equity Fund	Institutional Shares	00771X229	BNPUX	Schedule A
BNP Paribas AM U.S. Small Cap Equity Fund	Investor Shares	00771X211	BNPVX	Schedule A
BNP Paribas AM U.S. Small Cap Equity Fund	Retail Shares	00771X195	BNPWX	Schedule A
BNP Paribas AM US Inflation-Linked Bond Fund	Institutional Shares	00774Q106	BNPBX	Schedule A
BNP Paribas AM US Inflation-Linked Bond Fund	Investor Shares	00774Q205	BNPDX	Schedule A
BNP Paribas AM US Inflation-Linked Bond Fund	Retail Shares	00774Q304	BNPEX	Schedule A
KBI Global Investors Aquarius Fund	Institutional Shares Investor Shares	00774Q809	KBIWX	Schedule A